Exhibit 1



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                             RICHFOOD HOLDINGS, INC.


                                       and


                            FIRST UNION NATIONAL BANK
                                           As Warrant Agent










                                -----------------

                                Warrant Agreement

                           Dated as of March __, 1998


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                             RICHFOOD HOLDINGS, INC.

                  WARRANT AGREEMENT, dated as of March __, 1998, between Richfood Holdings, Inc., a Virginia corporation (the "Company") and First Union National Bank, as Warrant Agent (the "Warrant Agent").

                  WHEREAS, pursuant to the Asset Purchase Agreement, dated as of November 26, 1997 (the "Purchase Agreement"), by and among Farm Fresh, Inc., a Virginia corporation ("Farm Fresh"), the Company and FF Acquisition, Inc., a
Virginia corporation (the "Buyer"), the Company has agreed to purchase substantially all of the assets of, and assume certain liabilities of, Farm Fresh for an Initial Purchase Price (as defined in the Purchase Agreement) consisting of cash and Common Stock Purchase Warrants (the "Warrants" or individually a "Warrant") representing the right to purchase an aggregate 1,500,000 shares of the Company's Common Stock, without par value (the "Common Stock"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates";

                  WHEREAS, the Warrants shall be issued in accordance with the Final Order confirming the Plan in the Bankruptcy Case (each as defined in the Purchase Agreement) and, accordingly, the offer and sale of the Warrants and the shares of Common Stock issuable upon the exercise thereof are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to 11 U.S.C. ss. 1145 ("Section 1145"); and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

                  SECTION 1.1. Issuance of Warrants. The Warrants shall be delivered by the Buyer at the Closing contemplated in the Purchase Agreement and shall constitute a portion of the Initial Purchase Price. The Plan and the Final Order (as applicable) shall provide, among other things, that: (i) Section 1145(a) is applicable to the offer, issuance and sale of the Warrants and the Common Stock issuable upon the exercise thereof; (ii) the Company is a successor of Farm Fresh, within the meaning of Section 1145, and is issuing and distributing the Warrants in exchange for claims against or interests in Farm Fresh; (iii) the offer, issuance and sale of the Warrants and the Common Stock issuable upon the exercise thereof was made in good faith within the meaning of 11 U.S.C. ss.1125(e); and (iv) the Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid and non-assessable. The Warrants delivered at Closing shall be registered in the name of Seller or such assignees as may be designated in or pursuant to the Plan. Each Warrant shall represent the right, on the terms and subject to the provisions contained herein and therein, to purchase at any time during the term specified in Section 2.2 hereof one share of Common Stock for the Warrant Price (as defined in Section 2.1 hereof). The number of shares of Common Stock issuable upon exercise of a Warrant, and the Warrant Price, are subject to adjustment from time to time as provided in Article II hereof.

                  SECTION 1.2. Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form and substantially in the form set forth in Exhibit A hereto, shall be dated March __, 1998, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or inter-dealer quotation system on which the

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                                                                               2

Warrants may be listed, or to conform to customary commercial usage. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Managing Director or any Vice President and by the Secretary or any Assistant Secretary under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                  No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                  In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signatures shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.


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                                                                               3

                  The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

                  SECTION 1.3. Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase up to 1,500,000 shares of Common Stock (except as provided in Sections 1.4, 3.2, 4.2 and 5.1) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to 1,500,000 shares of Common Stock and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant
Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided or as provided in
Section 2.3(c).

                  SECTION  1.4.  Temporary  Warrant  Certificate.   Pending  the
preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificate in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

                  If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates, the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                  SECTION 1.5. Listing for Trading. The Warrants have been approved for inclusion in the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") upon official notice of issuance. The Company covenants that it will use its best efforts to maintain the inclusion of the Warrants in such National Market System, or the listing of the Warrants on a national securities exchange, at all times through the Expiration Date.




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                                                                               4

                                   ARTICLE II

                           WARRANT PRICE, DURATION AND
                              EXERCISE OF WARRANTS

                  SECTION 2.1. Warrant Price. The exercise price of each Warrant will be $25.00, subject to adjustment as provided herein (the "Warrant Price"). Except as provided in Section 3.1 hereof, no adjustment shall be made for any dividends on shares of Common Stock issuable upon exercise of any Warrants.

                  SECTION 2.2. Duration of Warrants. Subject to extension as set forth in Section 2.6 hereof, each Warrant may be exercised by the holder thereof in whole, as specified herein, at any time after 5:00 P.M. New York City time, on March __, 1998, and at or before 5 P.M., New York City time, on March __, 2003 (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

                  SECTION 2.3.   Exercise of Warrants.

                   (a) During the period specified in Section 2.2, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate, and by paying in full the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office, provided that such exercise is subject to receipt within five business days of such payment by the Warrant Agent of the Warrant Certificate with the form of election to purchase shares of Common Stock set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The Warrant Price will be payable in lawful money of the United States of America in cash or by certified check or official bank check or by bank wire transfer, in each case in immediately available funds. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount of cash so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

                   (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the shares of Common Stock to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company shall reasonably require.


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                                                                               5

                   (c) As promptly as practicable after the exercise of any Warrant, the Company shall issue to the holder of the Warrant Certificate evidencing such Warrant the shares of Common Stock to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new
Warrant   Certificate   evidencing   the  number  of  such  Warrants   remaining
unexercised.

                   (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of shares of Common Stock and, in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Common Stock until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                  SECTION 2.4. No Fractional Shares to Be Issued. Notwithstanding anything to the contrary contained in this Agreement, if the number of shares of Common Stock purchasable on the exercise of each Warrant is not a whole number, the Company shall not be required to issue any fraction of a share of Common Stock or to distribute stock certificates that evidence fractional shares of Common Stock or to issue a Warrant Certificate representing a fractional Warrant upon exercise of any Warrants. If Warrant Certificates evidencing more than one Warrant shall be surrendered for exercise at one time by the same holder, the number of full shares that shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so surrendered. If any fraction of a share of Common Stock would, except for the provisions of this Section 2.4, be issuable on the exercise of any Warrant or Warrants, the Company shall purchase such fraction for an amount in cash equal to such fraction of the then-current market price of a share of Common Stock (calculated in accordance with Section 3.1(f) hereof). The Warrant holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

                  SECTION 2.5. Covenant to Reserve Shares for Issuance on Exercise. The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of Warrants, the full number of shares of Common Stock, if any, then issuable if all outstanding Warrants then exercisable were

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                                                                               6

to be exercised. The Company covenants that all shares of Common Stock issued upon exercise of the Warrants shall be duly and validly issued and fully paid and nonassessable.

                  The Company hereby authorizes and directs its current and future transfer agents for the Common Stock and for any other shares of the Company's capital stock issuable upon the exercise of any of the Warrants at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will supply such transfer agents with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in this Article II.

                  SECTION 2.6. Compliance with Governmental Requirements. The Company covenants that if any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any federal or state law or rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any national securities exchange, before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such shares of Common Stock be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect (it being understood that the Expiration Date then in effect shall be extended by one day for each day of any such suspension that occurs during the year prior to such Expiration Date).

                  SECTION 2.7. Rights Upon Dissolution or Liquidation. Notwithstanding any other provision of this Agreement, in the event that, at any time after the date hereof, there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give notice by first-class mail to each holder of an outstanding Warrant at such holder's address as it appears on the Warrant Register at the earliest practicable time (and, in any event, not less than twenty days before any date set for definitive action), of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the shares of record of Common Stock or other securities, if any, underlying the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be, on which date each holder of outstanding Warrants shall receive cash or other property (taking into account the Warrant Price then in effect) which he would have been entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up, and the right to exercise the Warrants shall thereupon terminate.

                                   ARTICLE III

                     ADJUSTMENT OF WARRANT PRICE AND SHARES
                           OF COMMON STOCK PURCHASABLE

                  SECTION 3.1. Adjustment of Warrant Price. The Warrant Price specified in Section 2.1 shall be subject to adjustment from time to time as follows:

                   (a) In case the Company shall (i) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine the outstanding Common Stock into a smaller number of shares, the Warrant Price shall be adjusted by multiplying the Warrant Price then in effect by a fraction,
(A) the numerator of which is the number of shares of Common Stock that could be purchased upon exercise of a Warrant immediately prior to such adjustment, and
(B) the denominator of which is the number of shares of Common Stock that the holder of a Warrant would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the record date, in the case of a dividend, or the

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                                                                               7

effective date, in the case of a subdivision or combination. An adjustment made pursuant to this subparagraph (a) shall become effective immediately after the record date, in the case of a dividend, except as provided in subparagraph (i) below, and shall become effective immediately after the effective date, in the case of a subdivision or combination. No adjustment in the Warrant Price shall be made in the case of a dividend or distribution if, at the same time as the Company shall issue shares of Common Stock as a dividend or distribution on the outstanding Common Stock which would otherwise call for an adjustment in the Warrant Price, the Company shall issue shares of Common Stock as a dividend or distribution on the outstanding Warrants equivalent to the number of shares distributable on the shares of Common Stock.

                   (b) In case the Company shall issue rights, options or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined for purposes of this subparagraph (b) in subparagraph (f) below), at the record date for the determination of stockholders entitled to receive such rights, options or warrants, the Warrant Price in effect after such record date shall be determined by multiplying such Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights, options or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the record date for issuance of such rights, options or warrants plus the number of additional shares of Common Stock receivable upon exercise of such rights, options or warrants. Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective immediately, except as provided in subparagraph (i) below, after such record date. In determining whether any rights, options or warrants entitled the holders of the Warrants to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants plus the exercise price thereof (the value of such consideration or exercise price, as the case may be, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive).

                   (c) In case the Company shall distribute to all holders of Common Stock any shares of capital stock of the Company (other than Common Stock), or evidences of its indebtedness, or rights, options or warrants to subscribe for or purchase any shares of capital stock of the Company (other than Common Stock, and excluding those rights, options or warrants referred to in subparagraph (b) above), or other assets (other than cash dividends) (any of the foregoing being hereinafter in this subparagraph (c) called the "Property"), then, in each such case, unless the Company elects to reserve such Property for distribution to the holders of the Warrants upon the exercise of the Warrants so

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                                                                               8

that any such holder exercising Warrants will receive upon such exercise, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Property which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Property, exercised his Warrants for shares of Common Stock, the Warrant Price shall be adjusted so that the same shall equal the price determined by multiplying the Warrant Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (as defined for purposes of this subparagraph (c) in subparagraph (f) below) of the Common Stock on the record date mentioned above less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the Property so distributed allocable to one share of Common Stock, and the denominator of which shall be the current market price per share (determined as provided in subparagraph (f) below) of the Common Stock; provided, however, that in the event the then fair market value (as so determined) of the portion of the Property so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subparagraph (f) below) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Warrants shall have the right to receive the amount and kind of Property such holder would have received had he exercised each such Warrant immediately prior to the record date for the distribution of the Property. Such adjustment shall become effective immediately, except as provided in subparagraph (i) below, after the record date for the determination of shareholders entitled to receive such distribution.

                   (d) If, pursuant to subparagraph (b) or (c) above, the number of shares of Common Stock into which a Warrant is convertible shall have been adjusted because the Company has declared a dividend, or made a distribution, on the outstanding shares of Common Stock in the form of any right, option or warrant to purchase securities of the Company, or the Company has issued any such right, option or warrant, then, upon the expiration of any such unexercised right, unexercised option or unexercised warrant, the Warrant Price shall forthwith be adjusted to equal the Warrant Price that would have applied had such right, option or warrant never been declared, distributed or issued.

                   (e) In case the Company pays any cash dividends in respect of the Common Stock, or repurchases any shares of Common Stock for a per share consideration that exceeds the then-current market price per share (the amount of such excess being referred to herein as the "Repurchase Premium"), which in either case shall constitute an Excess Distribution (as defined below), then the Warrant Price shall be adjusted by multiplying the Warrant Price then in effect by a fraction, (i) the numerator of which shall equal (A) the current market price per share (as defined for purposes of this subparagraph (e) in subparagraph (f) below) of the Common Stock on the record date for such dividend or the effective date of such repurchase minus (B) the quotient of dividing an amount equal to the Excess Distribution by the number of shares of Common Stock outstanding on such record date or immediately after giving effect to such repurchase, and (ii) the denominator of which shall equal the current market price per share of the Common Stock on such record or effective date. An adjustment made pursuant to this subparagraph (e) shall become effective immediately upon the record date, in the case of a dividend, except as provided

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                                                                               9

in subparagraph (i) below, and shall become effective immediately upon the effective date, in the case of a stock repurchase. For purposes of this subsection (e), "Excess Distribution" shall mean the amount, if any, by which a cash dividend in respect of the Common Stock or a Repurchase Premium paid in connection with the repurchase of shares of Common Stock, plus an amount equal to all cash dividends and Repurchase Premiums paid by the Company after January 10, 1998, exceeds the sum of (i) $35.0 million, plus (ii) 50% of the Company's consolidation net income, determined in accordance with generally accepted accounting principles, after January 10, 1998.

                   (f) For the purposes of any computation under this Section, the current market price per share of Common Stock on any date shall be deemed to be the average of the reported last sales prices for the ten consecutive Trading Days before the date in question. The reported last sales price for each day shall be the reported last sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange at such time, on the principal national securities exchange on which such security is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of Nasdaq or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for the security on each such day shall not have been reported through Nasdaq, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof or, if no such quotations are available, the fair market value of such security as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors of the Company or a committee thereof. As used herein, the term "Trading Day" with respect to Common Stock means (x) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (y) if the Common Stock is quoted on the National Market System of Nasdaq, a day on which trades may be made on such National Market System or (z) otherwise, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                   (g) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Warrant Price; provided, however, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article III shall be made to the nearest cent or to the nearest .01 of a share, as the case may be, with one-half cent and .005 of a share, respectively, being rounded upward. Anything in this Article III to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Warrant Price, in addition to those required by this paragraph (g), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights, options or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Company to its stockholders shall not be taxable.

                   (h) Whenever the Warrant Price is adjusted as herein provided, the Company shall file with the Warrant Agent a certificate, signed by the Chairman of the Board, any Vice Chairman, the President, any Executive Vice President, any Senior Vice President, any Managing Director or any Vice President of the Company, setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment; provided, however, that the failure of the Company to file such officer's certificate shall not invalidate any corporate action by the Company.

                   (i) In any case in which this Article III provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the Common Stock issuable upon such exercises before giving effect to such adjustment, and
(ii) paying to such holder any amount of cash in lieu of any fractional share.

                   (j)  Whenever  the  Warrant  Price is adjusted as provided in
Article III, the Company shall cause to be mailed to each holder of Warrants at his then registered address by first-class mail, postage prepaid, a notice of such adjustment of the Warrant Price setting forth such adjusted Exercise Price and the effective date of such adjusted Exercise Price; provided, however, that the failure of the Company to give such notice shall not invalidate any corporate action by the Company.

                   (k) The Company represents and warrants to each Warrant holder that no event has occurred after August 18, 1997, and prior to the date hereof that would require an adjustment of the Warrant Price pursuant to this
Section 3.1 had this Section been in effect during such period.

                  SECTION 3.2. Adjustment of Shares of Common Stock Purchasable Upon Exercise of Warrants. Upon each adjustment of the Warrant Price pursuant to
Section 3.1 hereof, the number of shares of Common Stock that may be purchased upon exercise of a Warrant shall be determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 3.2) be issuable upon such exercise by a fraction, the numerator of which is the Warrant Price immediately prior to such adjustment, and the denominator of which is the Warrant Price in effect immediately after such adjustment. The Warrant Price per share of Common Stock shall be adjusted and readjusted from time to time as provided in this Article III and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Article III.

                  SECTION 3.3. Statements on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article III, and Warrant Certificates issued after such adjustment may state the same Warrant Price and the same number of shares of Common Stock as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.
                                   ARTICLE IV

                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

                  SECTION 4.1. No Rights as Common Stockholder Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote at, or to receive notice of, any meeting of shareholders of the Company or to consent to any action or proceeding of the Company; no such holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, either at, before or after exercising such Warrant, shall have any right to receive any cash dividends, stock dividends, allotments or rights, or other distributions (except as specifically provided herein), paid, allotted or distributed or distributable to the shareholders of the Company prior to the date of the exercise of such Warrant; and no such holder shall have any right not expressly conferred by the Warrant or Warrant Certificate that such holder holds.

                  SECTION 4.2. Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                  SECTION 4.3. Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any shares of Common Stock or the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by his Warrant Certificate in the manner provided in his Warrant Certificate and in this Agreement.

                  SECTION 4.4. Reclassification, Consolidation, Merger, Sale, Conveyance or Lease. In case any of the following shall occur while any Warrants are outstanding: (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of the Common Stock); or
(b) any consolidation, merger or combination to which the Company is party, other than a consolidation, merger or combination in which the Company is a continuing corporation and which does not result in any reclassification of or change in the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or a subdivision or combination of the Common Stock); or (c) any sale, conveyance or lease of the properties or assets of the Company as, or substantially as, an entirety to any other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the holders of the Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Warrants, to convert such Warrants into the kind and amount of shares of stock and other securities and property or assets receivable upon such reclassification, change, consolidation, merger, combination, sale, conveyance or lease as would be received by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease, the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company, as the predecessor corporation, may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver shares of Common Stock in its own name, in fulfillment of its obligations to deliver Common Stock upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In the event that holders of Common Stock are afforded an election with respect to the kind and amount of shares of stock and other securities and property or assets receivable by them upon any reclassification, change, consolidation, merger, combination, sale, conveyance or lease, then for purposes of this Section the kind and amount of shares of stock and other securities and property or assets receivable upon such event shall be deemed to be the kind and amount so receivable per share by the holders of a plurality of shares of Common Stock that do not exercise any election with respect thereto. In case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash) of an entity other than the successor or acquiring entity, as the case may be, in such consolidation, merger, combination, sale or conveyance, then the Company shall enter into an agreement with such other entity for the benefit of the holders of the Warrants that shall contain such provisions to protect the interests of such holders as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

                  The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such reclassification, change, consolidation, merger, conveyance or transfer complies with the provisions of this Section 4.4.

                  Not less than 20 nor more than 90 days prior to the record date or effective date, as the case may be, of any action which requires or is reasonably expected to require an adjustment or readjustment pursuant to this
Section 4.4, the Company shall give notice to each Warrant holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to each Warrant holder of such adjustment and computation promptly after such adjustment becomes determinable.

                                    ARTICLE V

                              EXCHANGE AND TRANSFER
                             OF WARRANT CERTIFICATES

                  SECTION 5.1. Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

                  SECTION 5.2. Treatment of Holders of Warrant Certificates. Prior to due presentment of a Warrant Certificate for registration of transfer, the Company, the Warrant Agent and all other persons may treat the holder of a Warrant Certificate as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                  SECTION 5.3. Cancellation of Warrant Certificates. Any Warrant Certificates surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE VI

                          CONCERNING THE WARRANT AGENT

                  SECTION 6.1. Warrant Agent. The Company hereby appoints First Union National Bank as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth; and First Union National Bank hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                  SECTION 6.2. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                   (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any clam of such liability.

                   (b) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                   (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                   (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                   (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Common Stock or other securities of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in the Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under any indenture of the Company.

                   (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                   (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereupon).

                   (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's counter-signature thereon), all of which are made solely by the Company.

                   (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall be under no obligation to take any action hereunder that may involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.2 hereof, to make any demand upon the Company.

                  SECTION 6.3.         Resignation and Appointment of Successor.

                   (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                   (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 6.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                   (c) In case at any time the Warrant  Agent shall  resign,  or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                   (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                   (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which substantially all the assets and business of the Warrant Agent shall be conveyed, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1. Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that any such action shall not affect adversely the interests of the holders of the Warrant Certificates.

                  SECTION 7.2. Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                  SECTION 7.3. Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to First Union National Bank, 1525 West W.T. Harris Boulevard, 3C3, Charlotte, North Carolina, 28288-1153, Attention: Corporate Trust Department; and any
communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Richfood Holdings, Inc., 4860 Cox Road, Glen Allen, Virginia, 23060, Attention: Secretary (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

                  SECTION 7.4. Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

                  SECTION 7.5. Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws which may be or become required in connection with the issuance, sale, transfer and delivery of the shares of Common Stock issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                  SECTION 7.6. Persons Having Rights under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

                  SECTION 7.7. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  SECTION 7.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                  SECTION 7.9. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                  IN WITNESS WHEREOF, the Company and the Warrant Agent have caused this Agreement to be signed by their respective duly authorized officers as of the day and year first above written.


                                                RICHFOOD HOLDINGS, INC.


                                                By:___________________________
                                                     Title:



                                                FIRST UNION NATIONAL BANK

                                                By:___________________________
                                                     Title:

                                                                       EXHIBIT A




                          [Face of Warrant Certificate]


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY 11 U.S.C. ss.1145, UNDER AN ORDER CONFIRMING THE PLAN OF REORGANIZATION OF FARM FRESH, INC. DATED , 1998. THE HOLDER OF THIS CERTIFICATE IS REFERRED TO 11 U.S.C. ss.1145 FOR GUIDANCE AS TO THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE.


                        WARRANTS TO PURCHASE COMMON STOCK


     VOID AFTER 5 P.M. NEW YORK CITY TIME ON MARCH __, 2003, UNLESS EXTENDED

                   VALID ONLY IF COUNTERSIGNED BY THE WARRANT

                            AGENT AS PROVIDED HEREIN

                                     [LOGO]

                             RICHFOOD HOLDINGS, INC.
           INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA


No.___________                                              Warrants to Purchase
                                                            ____________ Shares
                                                            of Common Stock

                                                            CUSIP____________

                  This certifies that _____________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner, subject to the registered owner qualifying as a "holder" of this Warrant Certificate, as hereinafter defined, to purchase, at any time after 5 P.M., New York City time, on March __, 1998, and at or before 5 P.M., New York City time, on March __, 2003 (unless such expiration date is extended pursuant to the Warrant Agreement), one share of Common Stock, without par value (the "Common Stock"), of Richfood Holdings, Inc. (the "Company"), at an exercise price of $25.00 per share (the "Warrant Price"). Except as provided in the Warrant Agreement, no adjustment shall be made for any dividends on any shares of Common Stock issuable upon exercise of any Warrant. The number of shares of Common Stock issuable upon exercise of a Warrant, and the Warrant Price, are subject to adjustment from time to time as provided in the Warrant Agreement.

                  The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof, and by paying in full in lawful money of the United States of America in cash or by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of First union National Bank, or its successor as warrant agent (the "Warrant Agent"), currently at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement.

                  The term "holder" as used herein shall mean the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section
5.1 of the Warrant Agreement.

                  Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase shares of Common Stock in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

                  This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of March __, 1998 (the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and at the principal executive offices of the Company.

                  Any transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

                  Except as provided in the immediately preceding paragraph, after countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing the same aggregate number of Warrants.

                  This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of Common Stock, including, without limitation, the right vote or to receive dividends with respect thereto.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

                  Dated:

                                             RICHFOOD HOLDINGS, INC.


                                             By:_________________________

Attest:

---------------------------------

Countersigned:

FIRST UNION NATIONAL BANK,
  As Warrant Agent

By:______________________________
       Authorized Signature

                        [Reverse of Warrant Certificate]


                      INSTRUCTIONS FOR EXERCISE OF WARRANTS


                  To exercise the Warrants evidenced hereby, the holder must pay the Warrant Price in full for warrants exercised, at the holder's option, in lawful money of the United States of America in cash or by certified check or official bank check or by bank wire transfer, in each case in immediately available funds. The Warrant Price shall be paid to First Union National Bank, which payment must specify the name of the holder and the number of Warrants exercised by such holder. In addition, the holder must complete the information required below and present this Warrant Certificate in person or by mail
(certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

                                SUBSCRIPTION FORM

                    (To Be Executed Upon Exercise of Warrant)

                  The  undersigned   hereby   irrevocably   elects  to  exercise
___________  Warrants,  evidenced  by  this  Warrant  Certificate,  to  purchase
__________ shares of the Common Stock (the "Common Stock") of Richfood Holdings, Inc. and represents that he has tendered payment of the Warrant Price for such Common stock to First Union National Bank, in the amount of _______________ in accordance with the terms hereof. The undersigned requests that such Common Stock be registered in such names and delivered all as specified in accordance with the instructions set forth below.


                  If the number of  Warrants  exercised  is less than all of the
Warrants  evidenced  hereby,  the  undersigned   requests  that  a  new  Warrant
Certificate  representing the remaining  Warrants evidenced hereby be issued and delivered to the  undersigned  unless  otherwise  specified in the  instructions below.
Dated:______________________________                            Name____________________________

___________________________________                             Address  _______________________
(Insert Social  Security or other                                        _______________________
Identifying  Number of Holder)                                           _______________________
                                                                         _______________________

Signature Guarantee                                             Signature_______________________
                                                                        (Signature  must  conform in all respects to
___________________________________                                     name  of holder as specified on  face of  this
                                                                        Warrant Certificate and must bear a signature
                                                                        guarantee by a bank, trust company or member
                                                                        broker of the New York, Midwest or Pacific
                                                                        Stock Exchanges)

                  The  Warrants   evidenced  hereby  may  be  exercised  at  the
following addresses:


By hand at: First Union National Bank, Corporate Trust Department
                 1525 West W. T. Harris Boulevard, 3C3
                 Charlotte, North Carolina  28288-1153


By mail at: First Union National Bank, Corporate Trust Department
                 1525 West W. T. Harris Boulevard, 3C3
                 Charlotte, North Carolina  28288-1153

                                 ASSIGNMENT FORM


             FOR VALUE RECEIVED_________________________________ hereby sells, assigns and transfers unto


------------------------------
(Please print name)

------------------------------
(Address)

------------------------------
(City, including zip code)

------------------------------
(Please insert social security  or other identifying number)


the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:



                                        -----------------------------
                                                 (Signature)

                                        (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York, Midwest or Pacific Stock Exchanges

Signature Guarantee

-----------------------------------